UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2020
Date of Report (Date of earliest event reported)

DESTINY MEDIA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-28259	84-1516745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1110 - 885 West Georgia Vancouver, British Columbia, Canada	V6C 3E8
(Address of principal executive offices)	(Zip Code)

(604) 609-7736

Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Destiny Media Technologies Inc. (the "Company") held its Annual General Meeting (the "Meeting") of stockholders of the Company (the "Stockholders") on February 28, 2020. At the Meeting, the Stockholders voted on the following two proposals and cast their votes as described below.

Proposal One

The individuals listed below were elected as members of the Board of Directors, each to hold office until the next Annual General Meeting of stockholders or until their respective successors have been elected or qualified.

Nominee	For	Withheld
Frederick Vandenberg	4,213,358	115,368
Hyonmyong Cho	4,213,358	115,768
S. Jay Graber	4,213,358	115,568
David Summers	4,213,358	115,568

Proposal Two

Proposal two was a management proposal to ratify the appointment of Davidson & Company LLP as the Company's independent registered public accounting firm for the fiscal year ending August 31, 2020.  This proposal was approved.

	For	Withheld	Abstained
Ratification of Davidson & Company LLP as the Company's Independent Registered Public Accounting Firm	5,809,439	10,569	66,505

Proposal Three

Proposal three was a management proposal to hold an advisory vote on the frequency of future advisory votes on the named executive officer compensation. This proposal was approved.

	3 Years	2 Years	1 Year
To hold an advisory vote on the frequency of future advisory votes on the named executive officer compensation.	3,756,840	221,304	349,968

Proposal Four

Proposal four was a management proposal to hold an advisory vote to approve the named executive officer compensation.  This proposal was approved.

	For	Against	Abstained
To hold an advisory vote to approve the named executive officer compensation.	4,173,868	152,238	2,620

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINY MEDIA TECHNOLOGIES INC.

Date: March 4, 2020
	By:	/s/ FRED VANDENBERG
FRED VANDENBERG
Chief Executive Officer, President and Secretary